UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2014

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 31, 2014, USPR and Duane Morris have amended their Settlement Agreement to provide for the payment of $500,000 and the issuance of 500,000 shares of its common stock in full settlement of all amounts and claims due under prior agreements which includes a release of lien on the Company’s Mexican properties under the pre-existing Pledge Agreement. The delivery of Payment to Duane Morris must occur prior to December 1, 2014 or the agreement to release the liens will terminate. The above description of the agreement is not complete and is qualified in its entirety by the agreement which is attached hereto as Exhibit 10.22.

Please refer to the Company’s Form 8-K’s filed on May 27, 2011, May 23, 2012 and October 1, 2012, respectively and our Form 10-K for fiscal year ended May 31, 2014 filed on September 10, 2014 for more specific terms and provisions of the referenced Settlement Agreement and Payment Agreement as amended (“Prior Filings”). The Prior Filings, including the exhibits filed therewith, are incorporated by reference for all purposes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer
Date: November 4, 2014